UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 19, 2007
COMMUNITY HEALTH SYSTEMS, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	001-15925	13-3893191
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4000 Meridian Boulevard
Franklin, Tennessee 37067
(Address of Principal Executive Offices, including Zip Code)
(615) 465-7000
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
     On March 19, 2007, Community Health Systems, Inc., a Delaware corporation (“CHS” or the “Company”), entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) with Triad Hospitals, Inc., a Delaware corporation (“Triad”), and FWCT-1 Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), pursuant to which Merger Sub will merge with and into Triad, with Triad continuing as the surviving corporation and a wholly-owned subsidiary of the Company (the “Merger”).
The Merger Agreement
     Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, each outstanding share of common stock of Triad (other than shares owned by Triad or any of its subsidiaries as treasury stock, or owned by the Company, Merger Sub or any stockholders who are entitled to and who properly exercise appraisal rights under Delaware law) will be converted into the right to receive $54.00 in cash (the “Merger Consideration”). In addition, outstanding options to purchase Triad common stock will be converted into the right to receive a cash payment equal to the difference between the Merger Consideration and the exercise price of the option.
     The Merger Agreement was approved by the respective boards of directors of the Company, Merger Sub and Triad. Consummation of the Merger is subject to certain conditions, including approval of the Merger by Triad’s stockholders, expiration or termination of applicable waiting periods under the Hart—Scott—Rodino Antitrust Improvements Act of 1976, the receipt of other required regulatory approvals and other customary closing conditions. Receipt of the proceeds from the debt financing described below is not a condition to the obligations of the Company or Merger Sub under the Merger Agreement. The parties expect to close the transaction during the third quarter of 2007.
     Triad has made customary representations, warranties and covenants in the Merger Agreement. Additionally, the Company has agreed to use reasonable best efforts to obtain the proceeds of the debt financing and divest such assets and/or business as may be required in order to obtain antitrust clearance. Pursuant to the terms of the Merger Agreement, except in specified circumstances, Triad may not solicit, enter into discussions regarding, or provide information in connection with, alternative acquisition proposals. Triad is further required to convene a meeting of its stockholders to vote on the adoption of the Merger Agreement, even in the event that Triad receives a proposal for an alternative transaction and its board of directors, in accordance with its fiduciary duties, changes its recommendation of the Merger.
     The Merger Agreement specifies the termination rights of the parties and further provides that upon termination of the Merger Agreement under certain circumstances, Triad may be required to pay CHS a termination fee of approximately $130 million. The parties to the Merger Agreement are entitled to specific performance of the terms and provisions of the Merger Agreement, in addition to any other remedy to which they are entitled, including damages for any breach of the Merger Agreement by the other party.
     Prior to entering the Merger Agreement, Triad terminated an Agreement and Plan of Merger that it entered into on February 4, 2007 (the “Prior Merger Agreement”) with Panthera Partners, LLC, Panthera Holdco Corp. and Panthera Acquisition Corporation (collectively, “Panthera”). Concurrent with the termination of the Prior Merger Agreement and pursuant to the terms thereof, Triad paid a termination fee of $20 million to Panthera and advanced $20 million to Panthera to cover its out-of-pocket expenses. The Company has reimbursed Triad for the termination fee and the advance for expense reimbursement paid to Panthera, on the condition that Triad will repay the Company such amounts in the event the Merger Agreement is terminated under certain circumstances in which the Company is entitled to expense reimbursement and/or a termination fee from Triad.
     The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and incorporated into this report by reference.

     The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, Merger Sub or Triad. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. The representations, warranties and covenants may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Merger Sub or Triad or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.
Debt Financing
     In connection with entry into the Merger Agreement, the Company obtained a debt financing commitment from Credit Suisse, Wachovia Bank, National Association, and certain of their affiliates, for up to $6.95 billion of senior secured financing and $3.365 billion of either bridge financing or senior notes (collectively, the “Debt Financing”). The final terms of the Debt Financing are subject to the negotiation of mutually acceptable definitive documentation, which will include customary representations and warranties, affirmative and negative covenants, and events of default. Additionally, lenders’ provision of the Debt Financing is subject to the satisfaction of specified conditions precedent, including consummation of the Merger and delivery of specified financial information regarding the Company and Triad.
Item 8.01 Other Events.
     On March 19, 2007, the Company and Triad issued a joint press release announcing the execution of the Merger Agreement. The press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference. The Company also announced in the press release that it would hold an investor conference call at 3:00 PM Eastern Daylight Time on March 19, 2007. The Company is filing pursuant to Item 8.01 of Form 8-K, its presentation made on the investor conference call, which is attached as Exhibit 99.2 to this report and incorporated herein by reference.
Forward-Looking Statements
     Certain statements contained in this report may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding the expected timing of the completion of the Merger, statements about the benefits of the Merger, including future financial and operating results, the combined company’s plans, objectives, expectations and other statements that are not historical facts. Such statements are based on the views and assumptions of the management of CHS and Triad and are subject to significant risks and uncertainties. Actual future events or results may differ materially from these statements. Such differences may result from the following factors: the ability to obtain governmental approvals of the transaction on the proposed terms and schedule; the risk that the cost savings and other synergies from the transaction may not be fully realized or may take longer to realize than expected; third-party relationships; actions taken by either of the companies; changes in social and political conditions such as war or terrorism, as well as general economic conditions. Additional risks and factors that may affect results are set forth in Triad’s and CHS’s filings with the Securities and Exchange Commission, including each company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2006.
     The forward-looking statements speak only as of the date of this report. Community Health Systems, Inc. undertakes no obligation to update these statements.

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Item 9.01 Financial Statements and Exhibits.
(d) The following items are included as Exhibits to this report:

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of March 19, 2007, by and among Triad Hospitals, Inc., Community Health Systems, Inc. and FWCT-1 Acquisition Corporation.*

99.1	Joint Press Release issued by Community Health Systems, Inc. and Triad Hospitals, Inc., dated March 19, 2007.

99.2	Community Health Systems, Inc. presentation to investors, dated March 19, 2007.
* Schedules to the agreement are omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

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SIGNATURES
     According to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
Date: March 19, 2007

COMMUNITY HEALTH SYSTEMS, INC.
By:	/s/ W. Larry Cash
	Name:	W. Larry Cash
	Title:	Executive Vice President and Chief Financial Officer

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